Exhibit 99.1

     REPLACEMENT CAPITAL COVENANT, dated as of October 12, 2006 (this “Replacement Capital Covenant”), by Morgan Stanley, a Delaware corporation (the “Issuer”), in favor of, and for the benefit of, each Covered Debtholder (as defined below).

RECITALS

     A. On the date hereof, the Issuer is issuing $1,100,010,000 aggregate principal amount of its 6.60% Junior Subordinated Deferrable Interest Debentures due October 15, 2066 (the “Notes”) to Morgan Stanley Capital Trust VII, a Delaware statutory trust (the “Trust”).

     B. On the date hereof, the Trust is issuing $1,100,000,000 aggregate liquidation amount of its 6.60% Trust Preferred Securities (the “Capital Securities” and, together with the Notes, the “Securities”).

     C. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated October 5, 2006, relating to the Securities.

     D. The Issuer is entering into this Replacement Capital Covenant and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Issuer be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

     E. The Issuer acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Issuer and that, were the Issuer to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

     NOW, THEREFORE, the Issuer hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

     Section 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

     Section 2. Limitation on Redemption and Repurchase of Notes. The Issuer hereby promises and covenants to, and for the benefit of, each Covered Debtholder that the Issuer shall not, and shall cause the Trust not to, redeem or repurchase, and shall cause its Subsidiaries not to purchase, all or any part of the

Securities on or after the Scheduled Redemption Date and prior to the Final Maturity Date except to the extent that (a) the total redemption, repurchase or purchase price therefor is equal to or less than the sum of (i) 400% of the aggregate net cash proceeds received since the most recent Measurement Date by the Issuer or its Subsidiaries from Persons that are not Subsidiaries of the Issuer from the sale of Common Stock and rights to acquire Common Stock and (ii) 100% of the aggregate net cash proceeds received since the most recent Measurement Date by the Issuer or its Subsidiaries from Persons that are not Subsidiaries of the Issuer from the sale of Capital Replacement Securities (other than Common Stock or rights to acquire Common Stock) and (b) the Issuer has obtained any prior concurrence or approval of any then applicable regulatory authority if such concurrence or approval is then required under any applicable capital rules; provided, however that the provisions of this Section 2 shall not apply to repurchases of the Securities or any portion thereof by affiliates of the Issuer or its Subsidiaries in connection with market-making or other secondary-market activities. For the avoidance of doubt, persons covered by the Issuer’s dividend reinvestment plan and employee benefit plans shall be deemed not to be Subsidiaries of the Issuer for purposes of this Section 2.

     Section 3. Covered Debt. (a) The Issuer represents and warrants that the Initial Covered Debt is Eligible Debt.

     (b) (i) During the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Issuer shall identify the series of Eligible Debt that will become the Covered Debt on the related Redesignation Date in accordance with the following procedures:

     (A) the Issuer shall identify each series of its then-outstanding long-term indebtedness for money borrowed that is Eligible Debt;

     (B) if only one series of the Issuer’s then-outstanding long-term indebtedness for money borrowed will be Eligible Debt as of the related Redesignation Date, such series shall become the Covered Debt on such Redesignation Date;

     (C) if the Issuer has more than one outstanding series of long-term indebtedness for money borrowed that will be Eligible Debt as of the related Redesignation Date, then the series that has the latest occurring final maturity date as of the related Redesignation Date shall become the Covered Debt on such Redesignation Date;

     (D) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt

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pursuant to clause (B) or (C) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to, but not including, the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

     (E) in connection with such identification of a new series of Covered Debt, the Issuer shall give the notice provided for in Section 4 and file with the Commission a current report on Form 8-K under the Exchange Act including as an exhibit or incorporating by reference this Replacement Capital Covenant within the time frame provided for in such section.

     (c) If at any time the Covered Debt is held by a Trust, a holder of the capital securities of such Trust may institute a legal proceeding directly against the Issuer for the enforcement of this Replacement Capital Covenant, and such capital securities shall be deemed to be “Covered Debt” so long as the Covered Debt held by the Trust remains Covered Debt.

     Section 4. Notice. In order to give effect to the intent of the Issuer described in Recital D, the Issuer covenants that:

     (a) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, the Issuer shall (x) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) file a copy of this Replacement Capital Covenant with the Commission as an Exhibit to a Form 8-K under the Exchange Act;

     (b) so long as the Issuer is a reporting company under the Exchange Act, the Issuer shall include in each annual report filed with the Commission on Form 10-K under the Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission;

     (c) within 30 days after a series of the Issuer’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Issuer will give notice of such occurrence to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other contract or instrument under which such long-term indebtedness for money borrowed was issued and report such change in the

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Issuer’s next quarterly report on Form 10-Q or annual report on Form 10-K, as applicable (or any successor to such forms);

     (d) if, and only if, the Issuer ceases to be a reporting company under the Exchange Act, the Issuer shall post on its website the information otherwise required to be included in Exchange Act filings pursuant to clauses (b) and (c) above; and

     (e) promptly upon request by any Holder of Covered Debt, the Issuer shall provide such Holder with a conformed copy of the executed version of this Replacement Capital Covenant.

     Section 5. Termination; Amendment. (a) The obligations of the Issuer pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest (the “Termination Date”) to occur of (1) the date, if any, on which the Holders of a majority of the aggregate principal amount of the Covered Debt then in effect consent or agree to the elimination of such obligations as covenants in favor of such Holders, (2) the date on which the Issuer has no outstanding Eligible Debt (without giving effect to the rating requirement in clause (ii) of the definition of Eligible Senior Debt and Eligible Subordinated Debt), (3) the Final Maturity Date, or if earlier, the date on which the Issuer has raised sufficient net cash proceeds to permit redemption, repurchase or purchase of the Securities in full in accordance with this Replacement Capital Covenant and (4) the date, if any, on which an Event of Default occurs with respect to the Securities, resulting in the acceleration thereof. From and after the Termination Date, the obligations of the Issuer pursuant to this Replacement Capital Covenant shall be of no further force and effect with respect to the Covered Debtholders, or otherwise.

     (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Issuer with the consent of the Holders of a majority in principal amount of the Covered Debt then in effect; provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Issuer (and without the consent of any Holders of Covered Debt) if (i) such amendment eliminates Common Stock, Mandatorily Convertible Preferred Stock and/or Debt Exchangeable for Equity (but only to the extent exchangeable for Common Stock) as a type of security or securities qualifying as Capital Replacement Securities and the Issuer has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Issuer’s earnings per share as calculated for financial reporting purposes or (ii) such amendment or supplement is not adverse to the Holders of the Covered Debt then in effect or imposes additional restrictions on the types of securities qualifying as Capital Replacement Securities, and, in either case described in this clause (ii), an officer

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of the Issuer has delivered to the Holders of such Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of such Covered Debt.

     (c) For purposes of Sections 5(a) and 5(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Issuer under this Replacement Capital Covenant shall be the Holders of the Covered Debt then in effect as of a record date established by the Issuer that is not more than 45 days prior to the date on which the Issuer proposes that such termination, amendment or supplement becomes effective.

     Section 6. Miscellaneous. (a) THIS REPLACEMENT CAPITAL COVENANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) This Replacement Capital Covenant shall be binding upon the Issuer and its successors and assigns, shall inure to the benefit of the Covered Debtholders as they exist from time to time and shall confer on such Covered Debtholders the right to sue the Issuer in any court of competent jurisdiction for any breach by the Issuer of the terms hereof (it being understood and agreed by the Issuer that any Person who is a Covered Debtholder at the time such Person owns Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Issuer has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). Except as specifically provided herein, this Replacement Capital Covenant shall have no other beneficiaries and no other Persons are entitled to rely on this Replacement Capital Covenant.

     (c) All demands, notices, requests and other communications to the Issuer under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Issuer, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent by a national or international courier service, on the date of receipt (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day; provided that the telecopy is promptly confirmed by telephone confirmation thereof, in each case to the

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Issuer at the address set forth below, or at such other address as the Issuer may thereafter notify to Covered Debtholders or post on the Issuer’s website as the address for notices under this Replacement Capital Covenant:

Morgan Stanley 1585 Broadway New York, New York 10036 (212) 762-4000 Attention: Jai Sooklal

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     IN WITNESS WHEREOF, the Issuer has caused this Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

MORGAN STANLEY

By:	/s/ Jai Sooklal

	Name:	Jai Sooklal
	Title:	Assistant Treasurer

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DEFINITIONS

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Business Day” means any day that is not a Saturday or Sunday and that is not day on which banking institutions generally in the City of New York are authorized or obligated by law or executive order to be closed.

     “Capital Replacement Securities” means securities that in the determination of the Issuer’s Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

     (a) Common Stock;

     (b) Debt Exchangeable for Equity;

     (c) Qualifying Non-Cumulative Preferred Stock;

     (d) Non-Cumulative Preferred Stock having either:

     (i) (A) no maturity or a maturity of at least 60 years and (B) a Replacement Capital Intention; or

     (ii) (A) maturity of at least 40 years, (B) either (1) a Legally Binding Replacement Covenant or (2) subject to any then required regulatory approval, a Mandatory Trigger Provision, (C) an Optional Deferral Provision and (D) a Replacement Capital Intention.

     (e) cumulative preferred stock with

     (i) (A) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (B) no maturity or a maturity of at least 60 years and (C) a Legally Binding Replacement Covenant; or

     (ii) a requirement that such securities convert into Common Stock of the Issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such securities; or

     (iii) having either (A) (1) a maturity, if any, of at least 60 years and (2) a Replacement Capital Intention or (B) a maturity of at least 40 years and a Legally Binding Replacement Covenant;

     (f) Other securities that rank upon a liquidation, dissolution or winding-up of the Issuer either (i) pari passu with or junior to the Notes or (ii) pari passu with the claims of the Issuer’s trade creditors and junior to all of the Issuer’s long-term indebtedness for money borrowed (other than the Issuer’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Issuer); and

     (i) may include New Equity Settlement provisions and (A) have a maturity, if any, of at least 60 years, an Optional Deferral Provision and a Legally Binding Replacement Covenant or (B) having a maturity of at least 40 years and a Legally Binding Replacement Covenant; or

     (ii) include New Equity Settlement provisions and either (A) have a maturity, if any, of at least 40 years and, subject to any then required regulatory approval, a Mandatory Trigger Provision and a Replacement Capital Intention or (B) have a maturity, if any, of at least 25 years, a Legally Binding Replacement Covenant and, subject to any then required regulatory approval, a Mandatory Trigger Provision;

     (g) preferred stock issued by the Issuer that has (1) no maturity or a maturity of at least 60 years, (2) a Replacement Capital Intention and (3) an Optional Deferral Provision;

     (h) securities issued by the Issuer or a Subsidiary of the Issuer that (i) rank pari passu with or junior to the Notes upon a liquidation, dissolution or winding up of the Issuer, (ii) either (A) have no maturity or a maturity of at least 60 years and a Replacement Capital Intention or (B) have no maturity or a maturity at least 30 years and are subject to a Legally Binding Replacement Covenant and (iii) have an Optional Deferral Provision;

     (i) securities issued by the Issuer or a Subsidiary of the Issuer that (i) rank pari passu with the Notes, (ii) have a Mandatory Trigger Provision and an Optional Deferral Provision and (iii) have no maturity or a maturity at least 30 years and a Replacement Capital Intention; and

     (j) cumulative preferred stock issued by the Issuer or a Subsidiary of the Issuer that either (1) has no maturity or a maturity of at least 60 years and a Replacement Capital Intention or (2) has a maturity of at least 40 years and is subject to a Legally Binding Replacement Covenant.

     Additionally, and notwithstanding the foregoing, any securities or combinations of securities if issued by the Issuer to any of its Subsidiaries, without the contemporaneous issuance of a security or combination of securities that otherwise would satisfy the definition of “Capital Replacement Securities” by the Subsidiary to a Person other than a Subsidiary of the Issuer, shall not qualify as Capital Replacement Securities.

     “Commission” means the United States Securities and Exchange Commission.

     “Common Stock” means common stock of the Issuer.

     “Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that holds long-term indebtedness for money borrowed of the Issuer during the period that such long-term indebtedness for money borrowed is Covered Debt.

     “Covered Debt” means (i) at the date of this Replacement Capital Covenant and continuing to, but not including, the first Redesignation Date, the Initial Covered Debt and (ii) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

     “Debt Exchangeable for Equity” means a security (or combination of securities) that:

     (i) gives the holder a beneficial interest in (a) debt securities of the Issuer that are non-cumulative and that are the most junior subordinated debt of the Issuer (or rank pari passu with the most junior subordinated debt of the Issuer) and (b) a fractional interest in a stock purchase contract;

     (ii) includes a remarketing feature pursuant to which the subordinated debt of the Issuer is remarketed to new investors commencing within five years from the date of issuance of the security or earlier in the event of an early settlement event based on one or more financial tests set forth in the terms of such securities or related transaction agreements;

     (iii) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Preferred Stock;

     (iv) includes a replacement capital covenant substantially similar to this Replacement Capital Covenant, provided that such replacement capital covenant will apply to such security (or combination of securities) and to the Qualifying Non-Cumulative Preferred Stock and will not include Debt Exchangeable for Equity in its definition of “capital replacement securities”; and

     (v) after the issuance of such Qualifying Non-Cumulative Preferred Stock, provides the holder of the security with a beneficial interest in such Qualifying Non-Cumulative Preferred Stock.

     “Distribution Date” means, as to any securities or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

     “Distribution Period” means, as to any securities or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

     “Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Issuer.

     “Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

     “Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding long-term indebtedness for money borrowed of such issuer that:

     (i) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of indebtedness for money borrowed;

     (ii) is then assigned a rating by at least one NRSRO (provided that this clause shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (i), (iii) and (iv) that is then assigned a rating by at least one NRSRO);

     (iii) has an outstanding principal amount of not less than $100,000,000; and

     (iv) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents.

     For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

     “Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding long-term indebtedness for money borrowed that:

     (i) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then-outstanding most senior series of indebtedness for money borrowed;

     (ii) is then assigned a rating by at least one NRSRO (provided that this clause (ii) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (i), (iii) and (iv) that is then assigned a rating by at least one NRSRO);

     (iii) has an outstanding principal amount of not less than $100,000,000; and

     (iv) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents.

     For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

     “Exchange Act” means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.

     “Final Maturity Date” means October 15, 2066.

     “Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Issuer with respect to such Covered Debt and each beneficial owner holding through a participant in a clearing agency.

     “Indenture” means the Junior Subordinated Indenture dated October 12, 2006 between the Issuer and The Bank of New York, as trustee thereunder, governing the Notes.

     “Initial Covered Debt” means the Issuer’s junior subordinated debt securities underlying the 6.60% Capital Securities issued by Morgan Stanley Capital Trust VI (CUSIP: 617446 YW 3) and, pursuant to Section 3(c), the capital securities issued by such Trust.

     “Issuer” means the Person named as the “Issuer” in the first paragraph of this Replacement Capital Covenant, until a successor corporation shall have become such, and thereafter “Issuer” shall mean such successor corporation.

     “Legally Binding Replacement Covenant” means, as to any security or combination of securities, a covenant made by the Issuer, substantially similar to this Replacement Capital Covenant, to the effect that the Issuer will redeem or repurchase such securities only if and to the extent that the total redemption or repurchase price is equal to or less than the proceeds received by the Issuer or by a Subsidiary of the Issuer during the six (6) months prior to the applicable redemption or repurchase date from the sale of securities that are as or more equity-like than the securities being redeemed or repurchased.

     “Mandatory Trigger Provision” means as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that (A) require, or at its option in the case of Non-Cumulative Preferred Stock permit, the issuer of such securities to make payment of Distributions on such securities only pursuant to the issuance and sale of Common Stock or rights to purchase Common Stock up to a maximum of 2% of the Issuer’s market capitalization or Settlement Stock of such issuer, within two years of a failure by such issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that the amount of Settlement Stock the net proceeds of which such issuer may apply to pay such Distributions pursuant to such provision may not exceed 25% of the liquidation or principal amount of such securities, (B) prohibit such issuer from repurchasing any of the Issuer’s Common Stock prior to the date six months after the issuer applies the net proceeds of the sales described in clause (A) to pay such unpaid Distributions in full and (C) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to such issuer, limit the claim of the holders of such securities (other than Non-Cumulative Preferred Stock) for Distributions that accumulate during a period in which such issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (A) above of securities other than Common

Stock or rights to acquire Common Stock or (y) two years of accumulated and unpaid Distributions (including compounded amounts thereon) in all other cases. No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of such issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of such issuer’s exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

     “Market Disruption Event” shall have the meaning given to it in the indenture relating to the relevant securities.

     “Measurement Date” means, with respect to any redemption, repurchase or purchase of Securities, the date 180 days prior to the delivery of notice of such redemption or the date of such repurchase or purchase.

     “New Equity Settlement” means, with respect to any securities or combination of securities referred to in the definition of Capital Replacement Securities, that such securities or related transaction agreements include a provision to the effect that, if the Issuer has exhausted its rights to defer Distributions at its option pursuant to an Optional Deferral Provision and such deferral continues beyond a specific date specified in such security or if any Mandatory Trigger Provision has become applicable, the Issuer shall, unless a Market Disruption Event has occurred and is continuing, (a) use its commercially reasonable efforts to sell shares of its Common Stock and/or, at its option, Settlement Stock to the extent the securities do not include a Mandatory Trigger Provision, in an amount such that the net proceeds of such sale shall equal or exceed such Distributions and (b) apply the net proceeds of such sale to pay such Distributions in full.

     “Non-Cumulative Preferred Stock” means preferred stock of the Issuer or of a Subsidiary of the Issuer that (i) ranks pari passu with or junior to other preferred stock of the Issuer and (ii) the terms of which provide for Distributions that may be suspended by the Issuer for any number of Distribution Periods without any remedy arising by the terms of such stock or related transaction agreements in favor of the holders of such stock as a result of the stock issuer’s failure to pay Distributions, other than: (x) rights in favor of the holders thereof permitting such holders to elect one or more directors of the Issuer or a Subsidiary of the Issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such stock may be listed or traded) and/or (y) prohibitions on the Issuer or a Subsidiary of the Issuer paying Distributions on or repurchasing Common Stock or other stock that ranks junior as to Distributions to such stock for so long as Distributions on such stock, including deferred distributions, have not been paid in full.

     “NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

     “Optional Deferral Provision” means, as to any security or combination of securities, a provision in the terms thereof or of the related transaction agreements that permits the Issuer, in its sole discretion, to defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies as a result of the Issuer’s failure to pay Distributions.

     “Permitted Remedies” means, as to any security or combination of securities, any one or more of (i) prohibitions on the Issuer or a Subsidiary of the Issuer paying Distributions on or repurchasing Common Stock or other securities that rank junior as to Distributions to such securities for so long as Distributions on such securities, including deferred Distributions, have not been paid in full and (ii) provisions obliging the Issuer to pay certain deferred Distributions pursuant to a New Equity Settlement.

     “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     “Qualifying Non-Cumulative Preferred Stock” means Non-Cumulative Preferred Stock that, either by its terms or when taken together with any related transaction agreements:

     (i) ranks pari passu with or junior to other preferred stock of the Issuer; and

     (ii) (A) is perpetual or has a mandatory redemption or maturity date that is not less than 60 years after the date of initial issuance of such securities and (B) has (1) either a Legally Binding Replacement Covenant or, subject to any then required regulatory approval, a Mandatory Trigger Provision, (2) a Replacement Capital Intention and (3) an Optional Deferral Provision; or

     (iii) (A) has a mandatory redemption or maturity date that is not less than 40 years after the date of initial issuance of such securities, (B) has a Legally Binding Replacement Covenant and (C) (1), subject to any then required regulatory approval, includes a Mandatory Trigger Provision and (2) has an Optional Deferral Provision;

provided that, as used in the definition of “Debt Exchangeable for Equity,” “Qualifying Non-Cumulative Preferred Stock” means Non-Cumulative Preferred Stock that, either by its terms or when taken together with any related transaction agreements, is perpetual and ranks pari passu with or junior to other preferred stock of the Issuer.

     “Redesignation Date” means, as to the then-effective Covered Debt, the earliest of (i) the date that is two years prior to the final maturity date of such Covered Debt, (ii) if the Issuer elects to redeem, or the Issuer or a Subsidiary of the Issuer elects to repurchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption or repurchase date and (iii) if the then-effective Covered Debt is not Eligible Subordinated Debt, the date on which the Issuer issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

     “Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

     “Replacement Capital Intention” means, as to any security or combination of securities, that the Issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the Issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the Issuer will redeem or repurchase such securities only with the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within six (6) months prior to the applicable redemption or repurchase date.

     “Scheduled Redemption Date” means January 15, 2046.

     “Securities” has the meaning specified in Recital B.

     “Securities Act” means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

     “Settlement Stock” means Non-Cumulative Preferred Stock that is perpetual with no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, is callable at the option of such issuer and either:

     (i) has a Legally Binding Replacement Covenant; or

     (ii) has a Replacement Capital Intention and a Mandatory Trigger Provision.

     “Share Buy-Back Covenant” means, as to any security or combination of securities, a covenant made by the Issuer to the effect that it will not repurchase any of its Common Stock for a period of six (6) months following the payment of all deferred Distributions with proceeds from the sale of Common Stock pursuant to a New Equity Settlement.

     “Subsidiary” of the Issuer means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by the Issuer.

      “Termination Date” has the meaning specified in Section 4(a).

     “Trust” means a trust, the common securities of which are held directly or indirectly by the Issuer.